POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Johnson and John Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John D. Johnson John D. Johnson	Chief Executive Officer (principal executive officer)	October 5, 2005
/s/ John Schmitz John Schmitz	Executive Vice President & Chief Financial Officer (principal financial officer)	October 5, 2005
/s/ Michael Toelle Michael Toelle	Chairman of the Board	October 5, 2005
/s/ Bruce Anderson Bruce Anderson	Director	October 5, 2005
/s/ Robert Bass Robert Bass	Director	October 5, 2005
/s/ David Bielenberg David Bielenberg	Director	October 5, 2005
/s/ Dennis Carlson Dennis Carlson	Director	October 5, 2005
/s/ Curt Eischens Curt Eischens	Director	October 5, 2005
/s/ Robert Elliott Robert Elliott	Director	October 5, 2005
/s/ Steve Fritel Steve Fritel	Director	October 5, 2005

Name	Title	Date

/s/ Robert Grabarski Robert Grabarski	Director	October 5, 2005
/s/ Jerry Hasnedl Jerry Hasnedl	Director	October 5, 2005
/s/ Glen Keppy Glen Keppy	Director	October 5, 2005
/s/ James Kile James Kile	Director	October 5, 2005
/s/ Randy Knecht Randy Knecht	Director	October 5, 2005
/s/ Michael Mulcahey Michael Mulcahey	Director	October 5, 2005
/s/ Richard Owen Richard Owen	Director	October 5, 2005
/s/ Duane Stenzel Duane Stenzel	Director	October 5, 2005
/s/ Merlin Van Walleghen Merlin Van Walleghen	Director	October 5, 2005

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